9
Exhibit No. 2
Western Media Group
Form 10-KSB
File No. 2-71164

                              BY-LAWS
                                OF
                       IONIC CONTROLS, INC.

                            ARTICLE I.

                           Shareholders

      Section 1. Commencing in 1979, the annual meeting of the shareholders shall be held on the second Monday in the fourth month following the close of the last preceding fiscal year at such place as may be designated therefor by the Board of Directors. A notice setting out the time and place of the annual meeting shall be mailed, postage prepaid, to each shareholder of record at his address as it appears on the records of the corporation, or if no such address appears, at his last known address, at least ten days prior to the annual meeting, but any shareholder may waive such notice either before, at, or after such meeting by attending the meeting in person or by a signed waiver in writing.

      Section 2. At the annual meeting, the shareholders shall elect directors of the corporation for the ensuing year and shall transact such other business as may come before them.

      Section 3. A special meeting of the shareholders may be called at any time by the President of the corporation and shall be called by the Secretary upon the request in writing by two or more members of the Board of Directors, upon the vote of the directors, or upon the request in Writing of shareholders holding not less than one-tenth of the outstanding shares of voting stock. Such meeting shall be called by mailing to each shareholder of record a notice thereof stating the time, place and object of the meeting, but any shareholder may waive such notice either before, at, or after such meeting by a signed waiver in writing.

      Section 4. At any shareholders meeting, each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the corporation as of the date of the meeting. Any shareholder may vote either in person or by proxy. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at any shareholders meeting shall constitute a quorum for the transaction of business. If no quorum be present at any meeting, the shareholders present in person or by proxy may adjourn the meeting to such future time as they shall agree upon without further notice other than by announcement at the meeting at which such adjournment is taken.

      Section 5. Any action which might have been taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to a notice of a meeting for such purpose. Such action shall be effective on the date on which the last signature is placed on such writings, or such earlier date as is set forth therein.

                            ARTICLE II.

                             Directors

      Section 1. The Board of Directors shall have the general management and control of all business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation under the statutes, its Articles of Incorporation, and its By-Laws.

      Section 2. At the adoption of these By-Laws and until a resolution is adopted by the shareholders otherwise providing, the number of directors shall be six. A majority of the directors then holding office shall constitute a quorum.

      Section 3. Each director shall be elected for a term of one year, and shall hold office for that term and until his successor is elected and qualifies. If a vacancy in the Board occurs by reason of death, resignation, or otherwise, the vacancy may be filled for the unexpired portion of the term in which it occurs by a majority vote of the remaining directors.

      Section 4. The Board of Directors may meet regularly at such time and place as it shall fix by resolution and no notice of regular meetings shall be required. Special meetings of the Board of Directors may be called by the President or any two directors by giving at least three days' notice to each of the other directors by mail, telephone, telegraph, or in person, provided that such notice may be waived either before, at, or after a meeting by any director by a signed waiver in writing.

      Section 5. Any action which might have been taken at a meeting of the Board of Directors may be taken without a meeting if done in writing, signed by all of the directors, and any such action shall be as valid and effective in all respects as if taken by the Board at a regular meeting.

      Section 6. The Board of Directors shall fix and change as it may from time to time determine by a majority vote, the compensation to be paid the officers of the corporation and, if deemed appropriate, the members of the Board of Directors.

      Section 7. Subject to the provisions of applicable laws and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to the shareholders; the division of the whole or any part of such funds of this corporation shall rest wholly within the discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise.

      Section 8. Except as otherwise provided in Article III of these By-Laws, the Board of Directors may, in its discretion, by the affirmative vote of a majority of the directors, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies In, to change the membership of, or to discharge any such committee.

                           ARTICLE III.

                        Executive Committee

     The Board of Directors may by unanimous affirmative action of the entire Board designate two or more of their number to constitute an Executive Committee which, to the extent determined by unanimous affirmative action of the Board, shall have and exercise the authority of the Board in the management of the business of the corporation. Such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

                            ARTICLE IV.

                             Officers

      Section 1. The officers of this corporation shall be a President, one or more Vice Presidents (any one of which may be designated as Executive Vice President in the discretion of the directors), a Treasurer, a Secretary, and such other and further officers, including any number of Assistant Secretaries and Assistant Treasurers as may be deemed necessary from time to time by the Board of Directors. One person may hold any two offices other than those of President and Vice President. Not more than two offices shall be held by any one person. Each officer shall serve at the pleasure of the Board of Directors until the next annual meeting of the directors and until his successor is elected and qualifies. Notwithstanding, the foregoing, the Board of Directors shall have the power and authority to cause the corporation to enter into employment agreements or contracts with any of the officers of the corporation for periods exceeding one year.

     Section 2. The President shall preside at all meetings of the Board of Directors and of the shareholders, shall take such reports to the Board of Directors and the shareholders as may from time to time be required, and shall have such other powers and shall perform such other duties incident to the office of President or as may be from time to time assigned to him by the Board of Directors.

      Section 3. The Vice Presidents of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. In the case of the death, resignation or disability of the President, the Vice President designated as Executive Vice President, or if none, the Vice President who has held that office for the longest continuous period of time, shall assume that duties and responsibilities of the President until further action by the Board of Directors.

      Section 4. The Secretary shall keep a record of the meetings and proceedings of the directors and shareholders, have custody of the corporate seal and of other corporate records not specifically entrusted to some other official by these By-Laws or by direction of the Board of Directors, and shall give notice of meetings as are required by these By-Laws or by the directors.

      Section 5. The Treasurer shall keep accounts of all monies and assets of the corporation received or disbursed, shall deposit all funds in the name of and to the credit of the corporation in such banks or depositories or with such custodians as may be authorized to receive the same by these By-Laws or the Board of Directors, and shall render such accounts thereof as may be required by the Board of Directors, the President, or the shareholders.

                            ARTICLE V.

                              Office

      The principal office of this corporation shall be at such place as the Board of Directors shall fix from time to time. The corporation may also have an office or offices at such other places and in such other states or countries as the Board of Directors may from time to time authorize and establish.

                            ARTICLE VI.

                               Seal

      The corporation shall have a corporate seal which shall bear the name of the corporation and the name of the state of incorporation and the words "corporate seal." It shall be in such form and bear such other inscription as the Board of Directors may determine or approve.

                           ARTICLE VII.

                        General Provisions

      Section 1. Shares of stock in this corporation not exceeding the authorized number thereof as specified in the Articles of Incorporation may be issued, and certificates therefor shall be authenticated by the President or any Vice President and the
Secretary or Treasurer upon authorization by the Board of Directors and receipt by the corporation of such consideration for such shares as shall be specified by the Board of Directors. In the event-that a bank, trust company or other similarly qualified corporation is designated and agrees to act as the registrar and/or transfer agent for the corporation, then the signatures of the officers specified above and the seal of the corporation may be imprinted upon the stock certificates by facsimile and said certificates may be authenticated by signature of an authorized agent of the said registrar and/or transfer agent. The officers of the corporation may delegate to such transfer agent and/or registrar such of the duties relating to the recording and maintenance of records relating to shares of stock and shareholders of the corporation as may be deemed expedient and convenient and as are assumed by said registrar and/or transfer agent.

      Section 2. The Board of Directors may establish reasonable regulations for recording of transfers of shares of stock in this corporation, and may establish a date, not earlier than ten days prior to any shareholders' meeting, as of which the shareholders entitled to vote and participate in any shareholders' meeting shall be determined.

      Section 3. From time to time as it may deem appropriate and advantageous to the best interests of this corporation, the Board of Directors may establish such bonus, pension, profit sharing, stock bonus, stock purchase, stock option, or other employee incentive plans, as and for the benefit of such of the corporation's employees as it in its sole discretion shall determine.

      Section 4. No certificate for shares of stock in this corporation, or any other security issued by this corporation, shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction, or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

      Section 5. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any meeting of the stockholders called for the purpose on considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the capital stock of the company which is represented in person or by proxy at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders, as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                           ARTICLE VIII.

                          Indemnification

      Section 1. This corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding, whenever brought, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expense, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and/or reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. This corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened pending, or completed action or suit, wherever brought, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expense, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

      Section 3. To the extent that a director, officer, employee, or agent of this corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

      Section 4. Any indemnification under Section 1, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. Any indemnification under Section 2 must be ordered by a court.

     Section 5. Expenses incurred in defending a civil or criminal action, suit, or proceeding, may be paid by this corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the manner provided in Section 4 upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall untimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article VIII.

      Section 6. The indemnification provided by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. No provision made to indemnify directors or officers for the defense of any civil or criminal action or proceeding, whether contained in the Articles of Incorporation, these By-Laws, a resolution of shareholders or directors, an agreement or other wise, nor any award of indemnification by a court, shall be valid unless consistent with this Article. Nothing contained in these By-Laws shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

      Section 7. This corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, provided, that no indemnification shall be made under any policy of insurance for any act which could not be indemnified by the corporation under this Article or these By-Laws.

     Section 8.

      (a) No indemnification, advancement or allowance shall be made under this Article in any circumstances where it appears:

          (1) That the indemnification would be inconsistent with a provision of the Articles of Incorporation, any other section of these By-Laws, a resolution of the Board of Directors or of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (2) If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

     (b) If under the provision of this Article VIII, any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such payment, and, in any event, within 15 months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status of the litigation or threatened litigation at the time of such payment.

                            ARTICLE IX.

                    Affirmative Action Program

      Section 1. The employment policy and practice of the corporation shall be to recruit and to hire employees without discrimination because of race, religion, sex, age, or national origin. This policy shall apply to all employees with respect to compensation, recruitment, and opportunities for advancement.

      Section 2. The corporation shall comply in all respects with Executive Order #11246 and revised Order #4 pertaining to equal opportunity and merit employment policies.

     Section 3. The corporation shall assert leadership within the community to foster and encourage full employment of the capabilities and productivity of all citizens without regard to race, religion, color, sex, age, or national origin.

      Section 4. The corporation shall undertake a program of affirmative action to make known that equal employment opportunities are available on the basis of individual merit and shall encourage all persons employed by it to strive for advancement on this basis.

                            ARTICLE X.

                      Adoption and Amendment

      Section 1. These By-Laws shall become and remain effective until amended or superseded as hereinafter provided when they shall have been adopted by the Board of Directors named in the Articles of Incorporation or in the absence of such adoption, by the shareholders.

      Section 2. The Board of Directors may alter or may amend these By-Laws and may make or adopt additional By-Laws subject to the power of the shareholders to change or repeal the By-Laws, except that the Board of Directors shall not make or alter any By-Laws reducing the number of directors, their qualifications or the terms of office.

      Section 3. The shareholders may alter or amend these By-Laws and may make or adopt additional By-Laws by a majority vote at any annual meeting of the shareholders or any special meeting called for that purpose.

                     CERTIFICATE OF SECRETARY

     The undersigned does hereby certify:

      1. That he is the duly elected and acting Secretary of Ionic Controls, Inc, a Minnesota corporation; and

     2. That the foregoing By-Laws comprising of Fifteen (15) pages constitute the By-Laws of said corporation as duly adopted at a meeting of the Board of Directors thereof duly held on this 5th day of August, 1977.

      IN WITNESS WHEREOF, the undersigned has subscribed his name and affixed the seal of said corporation this 5th day of August, 1977.

                                        /s/  Secretary